THE SHARES OF STOCK AWARDED PURSUANT TO THIS AGREEMENT HAVE NOT AS OF THE DATE HEREOF BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH LAWS COVERING SUCH TRANSFER OR AN EXEMPTION FROM SUCH REGISTRATION WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

MAGELLAN PETROLEUM CORPORATION

RESTRICTED STOCK AWARD AND SUBSCRIPTION AGREEMENT

This Restricted Stock Award and Subscription Agreement evidences the award of shares of restricted common stock, par value $0.01 per share (the "Common Stock"), of Magellan Petroleum Corporation, a Delaware corporation (the "Company"), to the individual whose name appears below (the "Grantee"), as an inducement for the Grantee to accept employment with the Company pursuant to the terms of the Employment Agreement between the Company and the Grantee dated August 28, 2012 (the "Employment Agreement"), which award shall be on the following express terms and conditions:

1. Name of Grantee: C. Mark Brannum

2. Number of Restricted Shares: 50,000 shares (the "Restricted Shares")

3. Grant Date: September 5, 2012

4. Effectiveness; Execution of Agreement: Grantee shall have no rights with respect to the Restricted Shares awarded hereby unless Grantee shall have accepted the award of the Restricted Shares within 60 days (or such shorter date as the Compensation, Nominating and Governance Committee of the Company's Board of Directors may specify) following the Grant Date by executing and delivering to the Secretary of the Company a copy of this Agreement.

5. Vesting of Restricted Shares: Provided the Grantee's employment with the Company has not been terminated by the Company for Cause (as defined in Section 6.3 of the Employment Agreement) or by the Grantee without Good Reason (as defined in Section 7 of the Employment Agreement) on or before the following respective vesting dates, the vesting of the Restricted Shares shall be as follows:

Number of Shares	Vesting Date
25,000 (1/2)	March 5, 2013
25,000 (1/2)	September 5, 2013

Upon such vesting, the respective number of Restricted Shares shall no longer be subject to forfeiture by the Grantee to the Company.

6. Forfeitures: In the event of a termination of employment of Grantee with the Company that is by the Company for Cause or is by the Grantee without Good Reason, all of the

Restricted Shares that are then remaining unvested shall be immediately forfeited to the Company without the necessity of any further act by the Company, Grantee, or Grantee's legal representative.

7. Transferability; Rights as a Stockholder: Restricted Shares that have not become vested may not be sold, assigned, transferred, or otherwise disposed of or pledged or otherwise encumbered by Grantee; provided, however, that Grantee shall have all the rights of a stockholder with respect to the Restricted Shares awarded hereby, including voting and dividend rights, subject to the provisions regarding nontransferability and the Company's forfeiture rights described herein.

8. Taxation Matters.

(a) Grantee recognizes and agrees that there may be certain tax issues that affect Grantee arising from the grant and/or vesting of the Restricted Shares, and Grantee shall be solely responsible for payment of all federal, state, and local taxes resulting therefrom. The Company expressly disclaims providing any specific and personal tax advice to Grantee, and recommends that Grantee seek personal tax advice.

(b) In general, Grantee will have taxable income in any year during which Restricted Shares vest. The amount of the taxable income for each year will equal the number of Restricted Shares which vest multiplied by the fair market value of a share of Common Stock on the vesting date. This amount will be included in Grantee's taxable income reported for that year. Any applicable withholding taxes associated with the vesting of the Restricted Shares may be paid to the Company as set forth in paragraph (c) below or by any other method deemed satisfactory to the Company, prior to the delivery of vested Restricted Shares to Grantee.

(c) Grantee's tax withholding liability may be satisfied through the delivery to the Company of shares of Common Stock having a value equal in amount to the tax withholding liability outlined in (b) above. The number of shares to be delivered to the Company will be rounded up to the nearest whole share, and in no case will partial shares be transferred. The shares delivered to the Company for satisfaction of Grantee's tax withholding liability will result in a reduction in the number of vested shares actually delivered to Grantee.

(d) Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), permits Grantee to elect to recognize income in the year in which the Restricted Shares are granted, rather than in subsequent years in which they vest. This election generally must be filed with the Internal Revenue Service within 30 days of the Grant Date. Grantee is encouraged to discuss this option with his own tax advisor. In the event Grantee desires to make an election under Section 83(b) of the Code, Grantee first shall make appropriate arrangements with the Company for the payment of all applicable withholding taxes associated with such election. The satisfaction of tax withholding liability pursuant to Section 8(c) above is not

available if the Grantee makes a Section 83(b) election with respect to the Restricted Shares.

9. Securities Law Matters:

(a) Restricted Securities. The Grantee acknowledges and understands that, unless the issuance of the Restricted Shares is registered on Form S-8, the Restricted Shares will be characterized as "restricted securities" under the federal securities laws, as the Restricted Shares will be acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations the Restricted Shares may not be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), except in certain limited circumstances. The Grantee represents to the Company that he is either familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, or has sought counsel from someone with such knowledge.

The Grantee acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the Restricted Shares, and on requirements relating to the Company that are outside the Grantee's control, and which the Company is under no obligation to satisfy and may not be able to satisfy. Prior to any transfer of the Restricted Shares by the Grantee, the Company retains the right to request and receive from the Grantee an opinion of counsel reasonably satisfactory to the Company that the proposed transfer may be completed in compliance with all applicable federal and state securities laws.

(b) Registration Rights. The Company agrees that it will make commercially reasonable, good faith efforts to include the Grantee and the Restricted Shares in any appropriate registration statements (e.g., Form S-8 or Form S-3) filed by the Company from time to time, as contemplated by Section 3.2(d) of the Employment Agreement. Notwithstanding the foregoing, the Grantee acknowledges that nothing in this Agreement will be construed as granting a demand registration right to the Grantee.

(c) Investment Intent. The Grantee represents and agrees that the Restricted Shares are being acquired for investment purposes only, and not with a view to the sale or distribution thereof.

(d) Legends. All certificates evidencing the Restricted Shares acquired under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law or to enforce the contractual transfer restrictions and forfeiture provisions under this Agreement):

"THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS COVERING SUCH TRANSFER OR AN EXEMPTION FROM SUCH REGISTRATION WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY."

(e) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Restricted Shares acquired under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares but without such legend.

(f) Accredited Investor. By checking the appropriate category(ies) below, the Grantee hereby represents to the Company that he is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act.

☑ The Grantee's individual net worth, or joint net worth with the Grantee's spouse, at the time of purchase of the securities, exceeds One Million Dollars ($1,000,000). For purposes of the foregoing, a person's primary residence shall not be included as an asset, indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of purchase of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the purchase of securities shall be included as a liability.

☑ The Grantee had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two (2) most recent years or joint income with the Grantee's spouse in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☑ The Grantee is a director or executive officer of the Company.

☐ The Grantee is not an accredited investor.

(g) Disclosure. The Grantee hereby represents to the Company that, at a reasonable time prior to acquisition of the Restricted Shares, (i) the Company has provided

the Grantee with an opportunity to ask questions and receive answers regarding the terms and conditions of this Agreement and to obtain any additional information that is necessary to verify the accuracy of any information provided by the Company, and (ii) the Company has provided or made available to the Grantee the following:

(1) The Company's most recent Proxy Statement in connection with the 2011 Annual Shareholders' Meeting;

(2) The Company's most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2011, as amended;

(3) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2011, December 31, 2011, and March 31, 2012;

(4) The Company's Current Reports on Form 8-K filed on or after September 20, 2011 (the date of filing of the most recent Annual Report on Form 10-K); and

(5) A copy of the Company's prospectus dated November 17, 2011 filed on November 22, 2011 in connection with Registration Statement No. 333-177331.

(h) Administration. Any determination by the Company in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on the Grantee and all other persons.

10. Stock Certificates: Until the applicable vesting date, certificates representing the Restricted Shares shall be issued in the name of Grantee, but held in the physical possession of the Company. Grantee shall execute in blank the stock power attached hereto as Annex I, allowing the Company to transfer the Restricted Shares in the event they are forfeited pursuant to Section 6 above.

11. Compliance with Laws and Regulations: The issuance of the Restricted Shares pursuant to this Agreement shall (a) be subject to restrictions imposed at any time on the delivery of shares in violation of the By-Laws of the Company or of any law or governmental regulation that the Company may find to be valid and applicable; and (b) be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue any shares of Common Stock pursuant to this Agreement if such issuance would violate any such securities laws, rules, or regulations.

12. Miscellaneous: This Agreement and the Employment Agreement (a) contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreements or understandings with respect thereto; and (b) shall be binding upon and inure to the benefit of the Company, its successors, and assigns, and Grantee,

his heirs, devisees, and legal representatives. In the event of Grantee's death or a judicial determination of his incompetence, reference in this Agreement to Grantee shall be deemed to refer to his legal representative, heirs, or devisees, as the case may be.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Award and Subscription Agreement to be executed by its authorized officer, effective as of the Grant Date identified in Section 3 above.

MAGELLAN PETROLEUM CORPORATION

By: ______________________________

J. Thomas Wilson
President and Chief Executive Officer

Date signed: 9/18/12

Agreed to and Accepted by:

____

C. Mark Brannum

Date signed: September 18, 2012

Annex I

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto Magellan Petroleum Corporation, a Delaware corporation (the "Company"), 50,000 shares of common stock, $0.01 par value per share, of the Company, registered in the name of the undersigned on the books and records of the Company, and does hereby irrevocably constitute and appoint the Secretary of the Company as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

____

Signed (Signature should be in exact form as on stock certificate)

____

Date